UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 20, 2012

THERMOGENESIS CORP.
(Exact name of registrant as specified in its charter)

Delaware	333-82900	94-3018487
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2711 Citrus Road
Rancho Cordova, California  95742
(Address and telephone number of principal executive offices) (Zip Code)

(916) 858-5100
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This amendment is being filed solely to amend the original Form 8-K filed on August 24, 2012 (the “Original Filing”) with regard to the Product Purchase and International Distributor Agreement (the “Agreement”) with Golden Meditech Holdings Limited (“Golden Meditech”) filed as Exhibit 10.1. Exhibit 10.1 of the Original Filing is being re-filed and replaced with the attached Exhibit 10.1. The purpose of this amendment is to include the schedule that sets forth the annual minimum of 60,000 disposables in year 1, with quarterly requirements of 15,000 bag sets thereafter in order for Golden Meditech to maintain its rights to exclusivity in the Territory.

Except for the amended and restated information included in Exhibit 10.1, this Current Report on Form 8-K/A continues to describe conditions as of the date of the Original Filing, and the disclosures contained herein have not been updated to reflect events, results or developments that have occurred after the Original Filing, or to modify or update those disclosures affected by subsequent events. This Current Report on Form 8-K/A should be read in conjunction with the Company’s filings made with the SEC subsequent to the Original Filing, including any amendments to those filings.

Item 1.01 Entry into a Material Definitive Agreement.

On August 20, 2012, ThermoGenesis Corp. (“Company”) entered into the Agreement with Golden Meditech. Under the terms of the Agreement, Golden Meditech obtained the exclusive, subject to existing distributors and customers, rights to develop an installed base for the Company’s AXP® AutoXpress® (AXP) System in specified countries.  This right includes the right to distribute AXP® Disposable Blood Processing Sets and use rights to the AXP® AutoXpress® (AXP) System, and other accessories used for the processing of stem cells from cord blood.  Golden Meditech has rights in People’s Republic of China (excluding Hong Kong and Taiwan), India, Singapore, Indonesia, and the Philippines and may begin selling once relevant approval has been obtained in each respective country. Additionally, Golden Meditech is subject to certain annual minimum purchase commitments.  The term of the Agreement is for 5 years with one year renewal options by mutual agreement.  As discussed above, and incorporated herein, Golden Meditech has certain quarterly and annual purchase minimums in order to maintain its right to exclusivity in the territory, and a termination right vests in Company should such minimums not be met.  However, there are no assurances that such minimums will be met, and if not met, Company will have the right, but not the obligation, to terminate the relationship.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

For more information, see the Agreement attached as Exhibit 10.1.

Cautionary Statement

A copy of the Agreement has been attached as an exhibit to this Report on Form 8-K/A to provide investors with information regarding its terms. Except for its status as a legal document governing the contractual rights among the Company and Golden Meditech in relation to the transactions described in this Item 1.01, the Agreement is not intended to be a source of factual business or operational information about the Company, Golden Meditech, or their respective businesses.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.                                Exhibit Description

10.1*	Product Purchase and International Distributor Agreement between ThermoGenesis Corp. and Golden Meditech Holdings Limited dated August 20, 2012

*Portions of this exhibit have been redacted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THERMOGENESIS CORP.,
a Delaware Corporation

Dated: October 24, 2012	/s/ Matthew Plavan
Matthew Plavan,
CEO & CFO